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                                   EXHIBIT 16
                                   ----------

                     [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]


January 6, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:

         Lumen Technologies, Inc.


We have read Item 4 of Lumen Technologies, Inc.'s Form 8-K dated January 4, 1999 and are in agreement with the statements contained in paragraph 4(a) therein.


Yours very truly,


PRICEWATERHOUSECOOPERS LLP